EXHIBIT 99.1

Rovi Corporation 2 Circle Star Way San Carlos, CA 94070

ROVI CORPORATION REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS
Stronger-than-Anticipated Results
SAN CARLOS, Calif.--(BUSINESS WIRE)-July 28, 2016 - Rovi Corporation (NASDAQ:ROVI) today reported financial results for the second quarter ended June 30, 2016.
The Company reported second quarter revenue of $125.2 million, a decrease of 2% compared to $127.8 million in the second quarter of 2015. As expected, revenues were lower than in the comparable period of the prior year, which benefited from higher Consumer Electronics and Analog Content Protection revenues. These anticipated declines were partially offset by an increase in revenues from Service Providers. Second quarter 2016 Net loss was $9.4 million, compared to $3.3 million of Net income for the second quarter of 2015. Contributing to this decline was a decrease in expected future interest rates. The Company reported a $5.5 million Loss on interest rate swaps in the second quarter of 2016, compared to $4.4 million of Income on interest rate swaps in the comparable period one year ago. Second quarter 2016 Loss before income taxes was $6.2 million, compared to $4.6 million of income before income taxes in the second quarter of 2015.
On a Non-GAAP basis, second quarter 2016 Non-GAAP Pre-tax Income was $36.9 million, compared to $36.4 million in the second quarter of 2015.
Non-GAAP Pre-tax Income is defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP amounts are provided in the tables below.
“We are pleased to report that Rovi delivered stronger-than-expected Q2 results, due in part to the successful recent renewal of our IP License agreement with Verizon,” said Tom Carson, president and CEO of Rovi. “Rovi now has eight of the top 10 U.S. pay-TV providers under license, with six of those having entered into agreements in the last six quarters. We look forward to building on this momentum as we continue to engage with potential customers and licensees during the back half of the year.”
Mr. Carson continued, “We also achieved a key milestone in the TiVo transaction earlier this month when the Federal Trade Commission and the Antitrust Division of the Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. We continue to anticipate closing the transaction in Q3, and look forward to reporting our third quarter results as the newly-combined TiVo Corporation.”
Business Outlook for Rovi on a Stand-Alone Basis
After reviewing the SEC’s newly-issued interpretations on the use of non-GAAP financial measures released on May 17, 2016, Rovi has decided to revise its presentation of its financial results and will no longer report Non-GAAP Net Income and Non-GAAP EPS. Rovi will, however, provide estimates and report financial metrics that the company has historically used to calculate these two non-GAAP financial measures.
There is no change in Rovi’s stand-alone basis 2016 expectations. Rovi continues to anticipate fiscal year 2016 revenue of $490 million to $520 million with GAAP (loss) income before taxes of $(21.3) million to $4.7 million and Non-GAAP Pre-tax Income of $130.0 million to $156.0 million. Rovi anticipates it will incur $17.5 million to $18.5 million in cash taxes based on its 2016 operating expectations. Rovi’s GAAP Diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding for the second quarter of 2016 were 82.1 million and 82.9 million, respectively. For fiscal year 2016, Rovi expects its GAAP diluted weighted average shares outstanding and Non-GAAP Diluted Weighted Average Shares Outstanding to be approximately 82.5 million and 83.5 million shares, respectively.

Conference Call Information
Rovi management will host a conference call today, July 28, 2016, at 2:00 p.m. PT/5:00 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference conference ID 42135205. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A telephonic replay of the conference call will be available through August 4, 2016 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering conference ID 42135205. A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.
Non-GAAP Financial Information
Rovi Corporation provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Non-GAAP Pre-Tax Income, Non-GAAP COGS, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx, Non-GAAP Total COGS and OpEx, and Non-GAAP Interest Expense are supplemental measures of the Company's performance that are not required by, and are not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.
Non-GAAP Pre-tax Income is defined as GAAP income (loss) from continuing operations before income taxes, as adjusted for the effects of items such as equity-based compensation, amortization of intangible assets, amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration and earnout settlements, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, contested proxy election costs, restructuring and asset impairment charges (benefits), payments to note holders and for expenses in connection with the extinguishment or modification of debt, gains on sale of strategic investments and changes in franchise tax reserves.
Non-GAAP COGS is defined as GAAP cost of revenues, excluding amortization of intangible assets, excluding equity-based compensation and transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation and transition and integration expenses.
Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration and earnout settlements, changes in franchise tax reserves and transaction, transition and integration expenses.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration and earnout settlements, changes in franchise tax reserves and transaction, transition and integration expenses.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, contested proxy election costs, changes in the fair value of contingent consideration and earnout settlements, changes in franchise tax reserves, amortization of intangible assets, restructuring and asset impairment charges (benefits), and transaction, transition and integration expenses.
Non-GAAP Interest Expense is defined as GAAP interest expense, excluding interest on franchise tax reserves, amortization or write-off of issuance costs and discounts on convertible debt plus the reclassification of the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps.
Cash taxes are defined as GAAP current income tax expense excluding changes in reserves for unrecognized tax benefits.

Non-GAAP Weighted Average Diluted Shares Outstanding is defined as GAAP diluted weighted average shares outstanding except for periods of a GAAP loss. In periods of a GAAP loss, GAAP diluted weighted average shares outstanding are adjusted to include dilutive common share equivalents outstanding that were excluded from GAAP diluted weighted average shares outstanding because the Company had a loss and therefore these shares would have been anti-dilutive.
The Company's management evaluates and makes decisions about its business operations primarily based upon Non-GAAP financial information. Management uses Non-GAAP financial measures as the basis for decision-making as they exclude items management does not consider to be “core costs” or “core proceeds”. For each Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison to its historical and projected financial performance in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes the amortization of intangible assets and transaction, transition and integration costs from its Non-GAAP financial measures in order to make more consistent and meaningful evaluations of the Company's operating expenses as these items may be significantly impacted by the timing and magnitude of acquisitions. Management also excludes the effect of restructuring and asset impairment charges (benefits), expenses in connection with the extinguishment or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to provide meaningful supplemental information that allows investors greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may facilitate comparison with the results of other companies in our industry, as well as to provide the Company’s management with an important tool for financial and operational decision making and for evaluating the Company’s performance over different periods of time. Due to varying valuation techniques, reliance on subjective assumptions and the variety of award types and features that may be in use, we believe that providing non-GAAP financial measures excluding equity-based compensation allows investors to make more meaningful comparisons between our operating results and those of other companies. Management excludes the amortization or write-off of note issuance costs and discounts on convertible debt and mark-to-market adjustments for interest rate swaps when management evaluates the Company's operating expenses. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps to interest expense in order for Non-GAAP Interest Expense to reflect the effects of the interest rate swaps as these interest rate swaps were entered into to control the effective interest rate the Company pays on its debt.
Management uses these Non-GAAP financial measures to help it make decisions, including decisions that affect operating expenses and operating margin. Management believes that making Non-GAAP financial information available to investors, in addition to GAAP financial information, may facilitate more consistent comparisons between the Company's performance over time with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. In addition, as other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP financial measures, these Non-GAAP financial measures may have limited usefulness to investors when comparing financial performance among companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations for each Non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the tables below.
About Rovi Corporation
Rovi Corporation (NASDAQ: ROVI) is creating personalized and data-driven ways for viewers to discover the right entertainment and for providers to discover the right audiences. Chosen by top brands in entertainment content, services and devices, Rovi touches the lives of hundreds of millions of consumers by providing comprehensive solutions, customizable products and technology licensing to make discovery simple, seamless and personal. With more than 5,000 issued or pending patents worldwide, Rovi is advancing entertainment and audience discovery.

Forward Looking Statements
All statements contained herein, including the quotations attributed to Mr. Carson and statements regarding the expected timetable for completing the Company’s acquisition of TiVo, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the risks associated with the Company’s ongoing sales reorganization, adverse rulings in litigations such as Netflix, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. The timing of completion of the TiVo transaction could be delayed due to the timing of the receipt of stockholder approval of either Rovi or TiVo and by litigation related to the transactions. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2016 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts
Peter Halt, CFO
Rovi Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
Rovi Corporation
+1 (818) 565-5200
Peter.Ausnit@RoviCorp.com

ROVI BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•	Excluding pre-paid Pay-TV licensees, Rovi has approximately 142 million Pay-TV households worldwide either using a Rovi guide or using a guide under a license from Rovi.

•	Verizon Communications Inc. signed a multi-year patent license renewal that runs into the next decade.

Discovery:

•	Over 17 million subscription Pay-TV households use Rovi’s cable television set-top box and digital terminal adapter guide products.

•	Dish Network, a leading satellite TV provider with approximately 14 million subscribers, implemented Dish voice remote powered by Rovi Conversation Services.

•	The Fan TV app launched voice search on iOS mobile, Android mobile and Android TV.

•	KDDI, Japan’s major service provider, adopted Rovi G-Guide HTML on its new Android TV based IPTV set-top box.

•
Evolution Digital, a leading provider of integrated IP Hybrid devices and IP Video solutions for the global cable industry, announced a new version of its eBOX IP Hybrid Set-Top Box with its new eGUIDE interactive guide, which utilizes Rovi’s Fan TV software platform.

•	Rovi launched the next generation of i-Guide, which has already been deployed by two Service Providers in North America, providing a full-HD experience.

Metadata:

•	An existing music Metadata customer selected Rovi’s video Metadata to power its new video content discovery service.

•	Revista Eletrônica, the leading Brazilian metadata provider, signed a strategic alliance agreement with Rovi.

Analytics:

•	Rovi Promo Optimizer added four national television networks customers.

•	Rovi Operator Insights added five new service provider customers.

Corporate Development:

•	Agreed to acquire TiVo Inc. on April 28th. Rovi anticipates closing the acquisition in the third quarter of 2016.

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$125,245	$127,820	$243,629	$261,845
Costs and expenses:
Cost of revenues, excluding amortization of intangible assets	24,965	25,669	47,502	53,799
Research and development	24,184	25,733	46,853	52,270
Selling, general and administrative	42,563	40,778	78,645	80,726
Depreciation	4,325	4,448	8,559	8,818
Amortization of intangible assets	19,030	19,236	38,162	38,600
Restructuring and asset impairment charges (benefits)	—	(178)	2,333	1,539
Total costs and expenses	115,067	115,686	222,054	235,752
Operating income	10,178	12,134	21,575	26,093
Interest expense	(10,859)	(11,715)	(21,390)	(24,073)
Interest income and other, net	(14)	(183)	(31)	503
(Loss) income on interest rate swaps	(5,507)	4,399	(18,594)	(5,319)
Loss on debt extinguishment	—	(20)	—	(120)
(Loss) income before income taxes	(6,202)	4,615	(18,440)	(2,916)
Income tax expense	3,206	1,277	8,620	9,216
Net (loss) income	$(9,408)	$3,338	$(27,060)	$(12,132)

Basic (loss) earnings per share:	$(0.11)	$0.04	$(0.33)	$(0.14)
Weighted average shares used in computing basic (loss) earnings per share	82,110	85,248	81,742	86,767

Diluted (loss) earnings per share:	$(0.11)	$0.04	$(0.33)	$(0.14)
Weighted average shares used in computing diluted (loss) earnings per share	82,110	85,487	81,742	86,767

ROVI CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$151,274	$101,675
Short-term marketable securities	122,619	107,879
Accounts receivable, net	88,013	87,128
Prepaid expenses and other current assets	25,481	14,191
Total current assets	387,387	310,873
Long-term marketable securities	80,172	114,715
Property and equipment, net	35,211	34,984
Intangible assets, net	351,340	386,742
Goodwill	1,344,425	1,343,652
Other long-term assets	7,371	8,330
Total assets	$2,205,906	$2,199,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$64,081	$74,113
Deferred revenue	14,997	12,106
Current portion of long-term debt	7,000	7,000
Total current liabilities	86,078	93,219
Taxes payable, less current portion	5,217	5,332
Deferred revenue, less current portion	6,467	9,414
Long-term debt, less current portion	963,829	960,156
Deferred tax liabilities, net	66,899	66,116
Other long-term liabilities	49,325	34,494
Total liabilities	1,177,815	1,168,731
Stockholders' equity:
Common stock	132	131
Treasury stock	(1,167,575)	(1,163,533)
Additional paid-in capital	2,445,589	2,419,921
Accumulated other comprehensive loss	(3,544)	(6,503)
Accumulated deficit	(246,511)	(219,451)
Total stockholders’ equity	1,028,091	1,030,565
Total liabilities and stockholders’ equity	$2,205,906	$2,199,296

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Intellectual Property Licensing Revenues:
Service Provider	$53,371	$51,301	$96,107	$98,454
Consumer Electronics	14,348	18,431	27,872	36,297
Total Intellectual Property Licensing Revenues	67,719	69,732	123,979	134,751

Product Revenues:
Service Provider	51,985	50,298	103,091	101,323
Consumer Electronics	4,092	5,368	8,857	10,761
Other	1,449	2,422	7,702	15,010
Total Product Revenues	57,526	58,088	119,650	127,094

Total Revenues	$125,245	$127,820	$243,629	$261,845

ROVI CORPORATION AND SUBSIDIARIES
REVENUE BY SALES VERTICAL
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Service Provider	$105,356	$101,599	$199,198	$199,777
Consumer Electronics	18,440	23,799	36,729	47,058
Other	1,449	2,422	7,702	15,010
Total Revenues	$125,245	$127,820	$243,629	$261,845

ROVI CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP (Loss) income before income taxes	$(6,202)	$4,615	$(18,440)	$(2,916)
Amortization of intangible assets	19,030	19,236	38,162	38,600
Restructuring and asset impairment charges (benefits)	—	(178)	2,333	1,539
Equity-based compensation	9,917	10,653	18,355	22,716
Transaction and integration costs	6,043	—	6,043	—
Earnout settlement	1,189	—	1,189	—
Contested proxy election costs	—	3,941	—	4,346
Change in franchise tax reserve	154	—	154	—
Interest on franchise tax reserve	280	—	280	—
Amortization of note issuance costs	489	663	969	1,310
Amortization of convertible note discount	3,000	2,864	5,965	5,676
Mark-to-market loss (income) related to interest rate swaps	2,966	(5,410)	13,954	3,447
Loss on debt extinguishment	—	20	—	120
Non-GAAP Pre-tax Income	$36,866	$36,404	$68,964	$74,838

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Weighted average diluted shares outstanding	82,110	85,487	81,742	86,767
Dilutive effect of equity-based compensation awards	795	—	939	551
Non-GAAP Diluted Weighted Average Shares Outstanding	82,905	85,487	82,681	87,318

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Total Operating costs and expenses	$115,067	$115,686	$222,054	$235,752
Amortization of intangible assets	(19,030)	(19,236)	(38,162)	(38,600)
Restructuring and asset impairment charges (benefits)	—	178	(2,333)	(1,539)
Equity-based compensation	(9,917)	(10,653)	(18,355)	(22,716)
Transaction and integration costs	(6,043)	—	(6,043)	—
Earnout settlement	(1,189)	—	(1,189)	—
Contested proxy election costs	—	(3,941)	—	(4,346)
Change in franchise tax reserve	(154)	—	(154)	—
Non-GAAP Total COGS and OpEx	$78,734	$82,034	$155,818	$168,551

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Cost of revenues, excluding amortization of intangible assets	$24,965	$25,669	$47,502	$53,799
Equity-based compensation	(1,003)	(1,253)	(2,065)	(2,835)
Non-GAAP COGS	$23,962	$24,416	$45,437	$50,964

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Research and development expenses	$24,184	$25,733	$46,853	$52,270
Equity-based compensation	(2,405)	(2,479)	(2,998)	(4,263)
Non-GAAP Research and Development Expenses	$21,779	$23,254	$43,855	$48,007

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Selling, general and administrative expenses	$42,563	$40,778	$78,645	$80,726
Equity-based compensation	(6,509)	(6,921)	(13,292)	(15,618)
Transaction and integration costs	(6,043)	—	(6,043)	—
Earnout settlement	(1,189)	—	(1,189)	—
Contested proxy election costs	—	(3,941)	—	(4,346)
Change in franchise tax reserve	(154)	—	(154)	—
Non-GAAP Selling, General and Administrative Expenses	$28,668	$29,916	$57,967	$60,762

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Interest expense	$(10,859)	$(11,715)	$(21,390)	$(24,073)
Interest on franchise tax reserve	280	—	280	—
Amortization of note issuance costs	489	663	969	1,310
Amortization of convertible note discount	3,000	2,864	5,965	5,676
Reclassify current period cost of interest rate swaps	(2,541)	(1,011)	(4,640)	(1,872)
Non-GAAP Interest Expense	$(9,631)	$(9,199)	$(18,816)	$(18,959)

ROVI CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FORECAST FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Current Full Year Outlook		Prior Year Actual
	Low	High
GAAP (Loss) income before income taxes (1)	$(21.3)	$4.7	$9.5
Amortization of intangible assets	76.0	76.0	77.0
Restructuring and asset impairment charges	2.3	2.3	2.2
Equity-based compensation	37.3	37.3	42.6
Transaction and integration costs	6.0	6.0	—
Amortization of note issuance costs	2.0	2.0	2.4
Amortization of convertible note discount	12.1	12.1	11.5
Mark-to-market loss related to interest rate swaps	14.0	14.0	8.9
Contested proxy election costs	—	—	4.3
Loss on debt extinguishment	—	—	2.8
Other	1.6	1.6	0.3
Non-GAAP Pre-tax Income	$130.0	$156.0	$161.5

Cash taxes	$17.5	$18.5	$17.2

(1) Due to their nature, certain income and expense items, such as restructuring and asset impairment charges and changes in the mark-to-market of interest rate swaps, have only been included in the outlook to the extent they have already occurred. In addition, the outlook excludes the impact of the pending acquisition of TiVo Corporation, which is expected to close in the third quarter of 2016, other than for transaction and integration costs associated with the acquisition that have already been incurred. Actual results may differ materially from the outlook.

Current Full Year Outlook
GAAP Weighted average diluted shares outstanding	82.5
Dilutive effect of equity-based compensation awards	1.0
Non-GAAP Diluted Weighted Average Shares Outstanding	83.5